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                                                                    EXHIBIT 21.1

                           COMMUNITY FIRST BANKSHARES, INC.

                                     SUBSIDIARIES

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
                                                                                     OWNERSHIP
SUBSIDIARY BANK:                                           LOCATION:                PERCENTAGE

Community First National Bank                              Fergus Falls, MN           100.000%
Community First National Bank                              Fargo, ND                  100.000%
Community First State Bank                                 Vermillion, ND             100.000%
Community First State Bank                                 Redfield, SD               100.000%
Community First State Bank                                 Decorah, IA                 99.880%
Community First State Bank                                 Alliance, NE                99.537%
Community First State Bank                                 Spooner, WI                 99.493%
Colorado Community First National Bank                     Ft. Morgan, CO             100.000%
Colorado Community First State Bank                        Steamboat Springs, CO      100.000%
Colorado Community First National Bank                     Trinidad, CO               100.000%
Colorado Community First State Bank - CO                   Denver, CO                 100.000%

NONBANK SUBSIDIARIES:

Community First Financial, Inc.                            Fargo, ND                  100.000%
Community First Service Corporation                        Fargo, ND                  100.000%
Community Insurance, Inc.                                  Fargo, ND                  100.000%
Community First Properties, Inc.                           Fargo, ND                  100.000%
Mountain Parks Data Corporation                            Fargo, ND                  100.000%

OTHER AFFILIATES:
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
Vail Banks Inc.    Vail, CO                                                            24.690%

SUBSIDIARIES OF SUBSIDIARIES      (100% OWNED):


Community First Insurance Agencies, Inc.                   Fargo, SD           (Subsidiary of Community
                                                                               First State Bank [Vermillion,
                                                                               SD])

CFIN, Inc.                                                 Las Vegas, NV       (Subsidiary of Community
                                                                               First State Bank [Spooner])
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                                                                                      OWNERSHIP
SUBSIDIARIES OF SUBSIDIARIES:  (CONTINUED)                 LOCATION                   PERCENTAGE

Equity Lending, Inc.                                       Edina, MN           (Subsidiary of Colorado
                                                                               Community First State Bank
                                                                               - CO [Denver, CO])

Mountain Parks Financial Services, Inc.                    Denver, CO          Subsidiary of Colorado
                                                                               Community First State Bank
                                                                               - CO [Denver, CO])

Community First Minnesota Holdings, Inc.                   Georgetown,         (Subsidiary of
                                                           British             Community First National
                                                           Cayman Islands      Bank [Fergus Falls])

CFIRE, Inc.                                                Fargo, ND           (Subsidiary of Community
                                                                               First Minnesota Holdings,
                                                                               Inc.)

Community First Colorado Holdings, Inc.                    Georgetown,         (Subsidiary of
                                                           British             Community Colorado
                                                           Cayman Islands      Community First National
                                                                               Bank [Ft. Morgan])

Colorado CFIRE, Inc.                                       Fargo, ND           (Subsidiary of  Community
                                                                               First Colorado Holdings,
                                                                               Inc.)
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